                                   EXHIBIT 11

                         THE ROBERT MONDAVI CORPORATION
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                    COMPUTATION OF PRIMARY EARNINGS PER SHARE

                                                       YEAR ENDED JUNE 30,
                                                   -----------------------------
                                                     1997      1996       1995
                                                   -------    -------    -------
Weighted average number of common shares
outstanding during the year                         15,057     14,613     12,749
Common Stock equivalents considered to be
outstanding for years presented:
  Options                                              613        590         38
  Preferred shares                                      --         --         --
                                                   -------    -------    -------
                                                    15,670     15,203     12,787
                                                   =======    =======    =======
Net Income                                         $28,225    $24,438    $17,820
                                                   =======    =======    =======
Primary earnings per share                         $  1.80    $  1.61    $  1.39
                                                   =======    =======    =======

                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                                       YEAR ENDED JUNE 30,
                                                   -----------------------------
                                                    1997       1996       1995
                                                   -------    -------    -------
Weighted average number of common shares
outstanding during the year                         15,057     14,613     12,749
Common Stock equivalents considered to be
outstanding for years presented:
  Options                                              715        668        370
  Preferred shares                                      --         --         --
                                                   -------    -------    -------
                                                    15,772     15,281     13,119
                                                   =======    =======    =======
Net Income                                         $28,225    $24,438    $17,820
                                                   =======    =======    =======
Fully Dilutive earnings per share                  $  1.79    $  1.60    $  1.36
                                                   =======    =======    =======